EXHIBIT 10.2

February 6, 2006

Dennis Parodi

EVP/COO New York Design Center

Dear Dennis:

Congratulations on your promotion. The following information summarizes your revised American Eagle Outfitters, Inc.'s compensation package effective February 5, 2006:

TITLE:	Executive Vice President/Chief Operating Officer New York Design Center
ANNUAL SALARY: TARGET BONUS:	$400,000 (to be paid bi-weekly) 50%

All other benefits and compensation components will remain unchanged. This increase will be inclusive of any merit consideration in spring 2006. A detailed compensation term sheet is attached for your information.

Dennis, I am excited to be able to offer you this promotion. Your hard work and dedication are appreciated. Please sign and date below and return to Chris Bertha, Executive Staff Assistant, EVP-HR, your acceptance of this promotion. I have enclosed an additional copy for your records. Please let me know if you have any questions.

Sincerely,

/s/ Jim O'Donnell

Jim O'Donnell

Chief Executive Officer

Attachment

I accept this offer as outlined above:
/s/ Dennis R. Parodi	3/3/06
Dennis Parodi	Date